                                                                      EXHIBIT 11


             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK (UNAUDITED)


                                                                              Dollars and Shares in Millions
                                                                                  (except per share data)
                                                                    ---------------------------------------------------
                                                                       Three Months Ended           Six Months Ended
                                                                             June 30                     June 30
                                                                     -----------------------      ---------------------
                                                                       1995          1994          1995          1994
                                                                     --------      --------      --------      --------
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                         47.2          42.4         45.9          41.8
       Dilutive effect of stock options                                     .1            .4           .1            .4
                                                                      --------     ---------    ---------       -------
                                                                          47.3          42.8         46.0          42.2
                                                                      ========     =========    =========      ========

   Net income                                                         $   57.9      $   31.6     $  101.9      $   40.8
   Dividends on preferred stock, net of tax benefit on dividends applicable to leveraged Series E Preferred Stock held by
       the ESOP                                                            6.6           7.3         13.2          15.3
                                                                      --------      --------    ---------      --------
   Net income applicable                                              $   51.3      $   24.3     $   88.7      $   25.5
                                                                      ========      ========     ========      ========
   Primary earnings per share of common stock                         $   1.08     $     .57     $   1.93      $    .60
                                                                      ========     =========     ========      ========
FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                         47.2          42.4         45.9          41.8
       Assumed conversion of Series A and leveraged
         Series E Preferred Stock                                          3.1           3.0          3.1           3.0
       Dilutive effect of stock options                                     .2            .4           .2            .4
                                                                       -------      --------      -------       -------
                                                                          50.5          45.8         49.2          45.2
                                                                       =======      ========      =======       =======

   Net income                                                         $   57.9      $   31.6     $  101.9      $   40.8

   Dividends on antidilutive preferred stock, net of tax benefit on dividends applicable to leveraged Series E
       Preferred Stock held by the ESOP                                    4.5           5.1          8.9          11.4
   Additional ESOP funding required on conversion of leveraged
       Series E Preferred Stock, net of tax benefit                        1.9           2.2          3.8           3.9
                                                                      --------      --------     --------      --------
   Net income applicable                                              $   51.5      $   24.3     $   89.2      $   25.5
                                                                      ========      ========     ========      ========
   Fully diluted earnings per share of common stock                   $   1.02      $    .53     $   1.81      $    .56
                                                                      ========      ========     ========      ========




NOTE: Series G Preferred Stock was converted to common stock as the result of a redemption call in May 1994.

        In the three-month and six-month periods ended June 30, 1995, the assumed conversion of non-leveraged Series E Preferred Stock was antidilutive. In the three-month and six-month periods ended June 30, 1994, the assumed conversions of Series A, non-leveraged Series E, and Series G Preferred Stock were antidilutive.